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                              Unicom Corporation
                                Bank One Plaza
                               P. O. Box A-3005
P     [Unicom Logo]       Chicago, Illinois 60690-3005
R
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X
Y          This proxy is solicited on behalf of the Board of Directors of
                            Unicom Corporation for the
            Annual Meeting of Shareholders to be held on June 28, 2000


     The undersigned appoints Pamela B. Strobel and John P.McGarrity, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Unicom stock held in the undersigned's name and shares held by agents for the benefit of the undersigned in the Plans hereafter described, subject to the voting direction of the undersigned, at the Annual Meeting of Shareholders to be held on June 28, 2000, or any adjournment hereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to the meeting, receipt of which is hereby acknowledged.

          Your instructions for the election of Directors may be indicated on the other side. The nominees are Brennan, Cantu, Compton, DeMars, Gin, Jannotta, Rogers, Rowe and Thomas.

          All shares to be voted pursuant to this proxy include shares, if any, held in the name of agents, for the benefit of the undersigned, in the Company's Dividend Reinvestment and Employee Stock Purchase Plans.

          Change of address:
                            --------------------------------


                                                                --------------
                                                                  PLEASE SEE
[Unicom Logo]                                                    REVERSE SIDE
                           .  FOLD AND DETACH HERE  .

                              Unicom Corporation
                        Annual Meeting of Shareholders
                           Wednesday, June 28, 2000
                                  10:30 A.M.
                The Grand Ballroom of the Hyatt Regency Chicago
                   151 East Wacker Drive, Chicago, Illinois

                 Your vote is important. Thank you for voting.
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[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ITEMS 1, 2, 4 AND THE ELECTION OF THE DIRECTOR NOMINEES: Brennan, Cantu, Compton, DeMars, Gin, Jannotta, Rogers, Rowe, and Thomas.
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

1. Approval of the                      FOR             AGAINST         ABSTAIN
   Merger Agreement                     [ ]               [ ]             [ ]

2. Postponement or                      FOR             AGAINST         ABSTAIN
   adjournment of the                   [ ]               [ ]             [ ]
   Annual Meeting


3. Election of Directors (See Reverse)  FOR             WITHHELD
                                        [ ]               [ ]

For, except vote withheld from the following nominee(s):

4. Appointment of                       FOR             AGAINST         ABSTAIN
   Auditors                             [ ]               [ ]             [ ]

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
SIGNATURE(S)                                           DATE                    The signer hereby revokes all proxies heretofore
            -------------------------------------------    -----------------   given by the signer to vote at said meeting or any
                                                                               adjournments thereof.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                                            -----------------------------------------------------
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FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

[Unicom Logo]

To Our Shareholders:

Unicom encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares through the Internet or the telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

1.      To vote over the Internet:
        .       Log on the Internet and go to the Web site
                http://www.eproxyvote.com/ucm.
                -----------------------------

2.      To vote over the telephone:
        . On a touch-tone telephone call toll-free 1-877-PRX-VOTE (1-877-779-8683), or from outside the United States call direct 1-201-536-8073.

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares through the Internet or the telephone, do not mail back your proxy card.

                 Your vote is important. Thank you for voting.